COMMON STOCK

SHARES

EUROSEAS LTD.

E

CUSIP Y23592 20 D

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

THIS IS TO CERTIFY THAT

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $.01 EACH OF THE COMMON STOCK OF

EUROSEAS LTD.

transferable on the books of the Corporation by the holder hereof in [illegible] authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless [illegible] Registrar.

WITNESS the facsimile seal of [illegible] signatures of its duly authorized officers.

THIS CERTIFICATE REPRESENTS THE PAR VALUE OF $0.03 EACH

Dated:

EUROSEAS LTD. CORPORATE SEAL 2005

SECRETARY

CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: R. JOHNS 516-731-2885
/ ETHER 7 / LIVE JOBS / E / EUROSEAS LTD 24925 Patch

PRODUCTION COORDINATOR: MIKE PETERS 931-490-1714
PROOF OF SEPTEMBER 26, 2006
EUROSEAS LTD.
TSB 24925 Patch
Operator: Ron
New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-7 Dark Blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.